ENNIS, INC. AND SUBSIDIARIES
FORM 10-Q
FOR THE QUARTERLY PERIOD ENDED NOVEMBER 30, 2007
EXHIBIT 32.1
SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Keith S. Walters, Chairman of the Board and Chief Executive Officer of Ennis, Inc. (the “Company”), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:
(1)	The Quarterly Report on Form 10-Q of the Company for the period ended November 30, 2007, as filed with the Securities Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Keith S. Walters

Keith S. Walters
Chairman of the Board and
Chief Executive Officer
Date: December 28, 2007
The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation languages in such filing.

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